Dear Carly,

We are pleased to enclose the original and two (2) copies of the captioned policy.

As producer of record, you are responsible for collecting and filing all necessary surplus lines taxes, fees and documentation in accordance with state surplus lines laws and/or regulations, if applicable.

Also, as a reminder, all claim notices under this policy should be provided in writing to the following address:

     ACE Professional Risk P.O. Box 5105 Scranton, PA 18505-0518 Fax Number: 877-746-4641

Email Address for submitting Management LiabilityClaims,Managementliabilityfirstnotice@acegroup.com Email address for all other correspondence, ApolloproRskACEIncoming@acegroup.com

We have reviewed the policy and trust you will find it to be in order. Should you have any questions or concerns, please advise us promptly.

Thank you for working with us on the placement of this risk. We appreciate your support and look forward to working with you in the future.

Regards,

One of the ACE Group of Insurance & Reinsurance Companies

Excess Liability Insurance
ACE American Insurance Company Westchester Fire Insurance Company	Policy Declarations

This Policy is issued by the stock insurance company listed above (herein "Insurer").

UNLESS OTHERWISE PROVIDED IN THE FOLLOWED POLICY, THIS POLICY IS A CLAIMS MADE POLICY WHICH COVERS ONLY CLAIMS FIRST MADE AGAINST THE INSUREDS DURING THE POLICY PERIOD. PLEASE READ THIS POLICY CAREFULLY.

Policy No. DOX G21661612 005
Item 1.	Insured Company:		All Fidelity Funds
82 Devonshire Street, F3D
	Principal Address:		Boston, MA 02109-3605
Item 2.	Coverages Provided:		Excess Mutual Fund Concentric Bond Program
Item 3.	Followed Policy:		Manually Issue Policy
	Insurer:		National Union Fire Insurance Company of Pittsburgh, PA.
	Policy number:		01-986-29-38
Item 4.	Policy Period
	From 12:01 A.M.	07/01/2010	To 12:01 A.M. 07/01/2011
(Local time at the address shown in Item 1.)
Item 5.	Aggregate Limit of Liability:
	$10,000,000		for all Loss under all Coverages combined.
Item 6.	Premium: $59,500_
	Discovery Period Premium:		% of the Policy Period Premium

XSDO-002b (02/2005)	© ACE USA, 2005	Page 1 of 2

Item 7.

NOTICE TO INSURER

A.	Notice of Claim, Wrongful Act or Loss:
	ACE	Professional Risk
	P.	O. Box 5105
	Scranton,	PA 18505-0518
	Fax	Number: 877-746-4641
B.	All other notices:
	ACE	USA, Professional Risk
	Attention:	Chief Underwriting Officer
	140	Broadway, 40th Floor
	New	York, NY 10005

Item 8. Schedule of Underlying Policies:

	Policy		Primary or	Policy
Insurer	Number	Limits	Excess	Period

National Union Fire Insurance Company	01-986-29-38	15,000,000	Primary	07/01/2010 – 07/01/2011
of Pittsburgh, PA.

THESE DECLARATIONS, TOGETHER WITH THE COMPLETED AND SIGNED APPLICATION AND THE POLICY

FORM ATTACHED HERETO, CONSTITUTE THE INSURANCE POLICY.

Date _	February 18, 2011
	MO/DAY/YR.	Authorized Representative

XSDO-002b (02/2005)	© ACE USA, 2005	Page 2 of 2

Excess Liability
ACE American Insurance Company Westchester Fire Insurance Company	Insurance Policy

I.	INSURING CLAUSE
	In	consideration of the payment of the premium and in reliance upon all statements made in the application
	including	the information furnished in connection therewith, and subject to all terms, definitions, conditions,
	exclusions	and limitations of this policy, the Insurer agrees to provide insurance coverage to the Insureds in
	accordance	with the terms, definitions, conditions, exclusions and limitations of the Followed Policy, except
	as	otherwise provided herein.
II.	LIMIT OF LIABILITY
	A.	It is expressly agreed that liability for any covered Loss shall attach to the Insurer only after the insurers of the Underlying Policies shall have paid, in the applicable legal currency, the full amount of the Underlying Limit and the Insureds shall have paid the full amount of the uninsured retention, if any, applicable to the primary Underlying Policy. The Insurer shall then be liable to pay only covered Loss in excess of such Underlying Limit up to its Aggregate Limit of Liability as set forth in Item 5 of the Declarations, which shall be the maximum aggregate liability of the Insurer under this policy with respect to all Loss on account of all Claims in the Policy Period irrespective of the time of payment by the Insurer.
	B.	In the event and only in the event of the reduction or exhaustion of the Underlying Limit by reason of the insurers of the Underlying Policies paying, in the applicable legal currency, Loss otherwise covered hereunder, then this policy shall, subject to the Aggregate Limit of Liability set forth in Item 5 of the Declarations: (i) in the event of reduction, pay excess of the reduced Underlying Limit, and (ii) in the event of exhaustion, continue in force as primary insurance; provided always that in the latter event this policy shall only pay excess of the retention applicable to the exhausted primary Underlying Policy, which retention shall be applied to any subsequent Loss in the same manner as specified in such primary Underlying Policy.
	C.	Notwithstanding any of the terms of this policy which might be construed otherwise, this policy shall drop down only in the event of reduction or exhaustion of the Underlying Limit and shall not drop down for any other reason including, but not limited to, uncollectibility (in whole or in part) of any Underlying Limits. The risk of uncollectibility of such Underlying Limits (in whole or in part) whether because of financial impairment or insolvency of an underlying insurer or for any other reason, is expressly retained by the Insureds and is not in any way or under any circumstances insured or assumed by the Insurer.
III.	DEFINITIONS
	A.	The terms "Claim" and "Loss” have the same meanings in this policy as are attributed to them in the Followed Policy. The terms "Insurer", "Followed Policy", "Underlying Policies", "Policy Period" and "Aggregate Limit of Liability” have the meanings attributed to them in the Declarations.
	B.	The term "Insureds " means those individuals and entities insured by the Followed Policy.
	C.	The term "Policy Period" means the period set forth in Item 4 of the Declarations, subject to prior termination.
	D.	The term "Underlying Limit" means an amount equal to the aggregate of all limits of liability as set forth in Item 8 of the Declarations for all Underlying Policies, plus the uninsured retention, if any, applicable to the Underlying Policy.

IV. UNDERLYING INSURANCE

XSDO-001b (02/2005)	© ACE USA, 2005	Page 1 of 2

	A.	This policy is subject to the same representations as are contained in the Application for any Underlying Policy and the same terms, definitions, conditions, exclusions and limitations (except as regards the premium, the limits of liability, the policy period and except as otherwise provided herein) as are contained in or as may be added to the Followed Policy and, to the extent coverage is further limited or restricted thereby, to any other Underlying Policies. In no event shall this policy grant broader coverage than would be provided by any of the Underlying Policies.
	B.	It is a condition of this policy that the Underlying Policies shall be maintained in full effect with solvent insurers during the Policy Period except for any reduction or exhaustion of the aggregate limits contained therein by reason of Loss paid thereunder (as provided for in Section II (B) above). If the Underlying Policies are not so maintained, the Insurer shall not be liable under this policy to a greater extent than it would have been had such Underlying Policies been so maintained.
	C.	If during the Policy Period or any Discovery Period the terms, conditions, exclusions or limitations of the Followed Policy are changed in any manner, the Insureds shall as a condition precedent to their rights to coverage under this policy give to the Insurer written notice of the full particulars thereof as soon as practicable but in no event later than 30 days following the effective date of such change. This policy shall become subject to any such changes upon the effective date of the changes in the Followed Policy, provided that the Insureds shall pay any additional premium reasonably required by the Insurer for such changes.
	D.	As a condition precedent to their rights under this policy, the Insureds shall give to the Insurer as soon as practicable written notice and the full particulars of (i) the exhaustion of the aggregate limit of liability of any Underlying Policy, (ii) any Underlying Policy not being maintained in full effect during the Policy Period, or (iii) an insurer of any Underlying Policy becoming subject to a receivership, liquidation, dissolution, rehabilitation or similar proceeding or being taken over by any regulatory authority.
V.	GENERAL CONDITIONS
	A.	Discovery Period Premium: If the Insureds elect a discovery period or extended reporting period ("Discovery Period") as set forth in the Followed Policy following the cancellation or non-renewal of this policy, the Insureds shall pay to the Insurer the additional premium set forth in Item 6 of the Declarations.
	B.	Application of Recoveries: All recoveries or payments recovered or received subsequent to a Loss settlement under this policy shall be applied as if recovered or received prior to such settlement and all necessary adjustments shall then be made between the Insureds and the Insurer, provided always that the foregoing shall not affect the time when Loss under this policy shall be payable.
	C.	Notice: All notices under this policy shall be given as provided in the Followed Policy and shall be properly addressed to the appropriate party at the respective address as shown in the Declarations.
	D.	Cooperation: The Insureds shall give the Insurer such information and cooperation as it may reasonably require.
	E.	Claim Participation: The Insurer shall have the right, but not the duty, and shall be given the opportunity to effectively associate with the Insureds in the investigation, settlement or defense of any Claim even if the Underlying Limit has not been exhausted.
	F.	Changes and Assignment: Notice to or knowledge possessed by any person shall not effect waiver or change in any part of this policy or stop the Insurer from asserting any right under the terms of this policy. The terms, definitions, conditions, exclusions, and limitations of this policy shall not be waived or changed, and no assignment of any interest under this policy shall bind the Insurer, except as provided by endorsement issued to form a part hereof, signed by the Insurer or its authorized representative.
	G.	Headings: The descriptions in the headings and sub-headings of this policy are inserted solely for convenience and do not constitute any part of the terms or conditions hereof.

XSDO-001b (02/2005)	© ACE USA, 2005	Page 2 of 2

Named Insured			Rider Number
All Fidelity Funds			1
Policy Symbol	Policy Number	Policy Period	Effective Date of Endorsement
DOX	G21661612 005	07/01/2010 to 07/01/2011	07/01/2010
Issued By (Name of Insurance Company)
Westchester Fire Insurance Company

SIGNATURES

THE ONLY SIGNATURES APPLICABLE TO THIS POLICY ARE THOSE REPRESENTING THE COMPANY NAMED

ON THE FIRST PAGE OF THE DECLARATIONS.

By signing and delivering the policy to you, we state that it is a valid contract.

INDEMNITY INSURANCE COMPANY OF NORTH AMERICA

436 Walnut Street, P.O. Box 1000, Philadelphia, Pennsylvania 19106-3703

BANKERS STANDARD FIRE AND MARINE COMPANY

436 Walnut Street, P.O. Box 1000, Philadelphia, Pennsylvania 19106-3703

BANKERS STANDARD INSURANCE COMPANY

436 Walnut Street, P.O. Box 1000, Philadelphia, Pennsylvania 19106-3703

ACE INDEMNITY INSURANCE COMPANY

436 Walnut Street, P.O. Box 1000, Philadelphia, Pennsylvania 19106-3703

ACE AMERICAN INSURANCE COMPANY

436 Walnut Street, P.O. Box 1000, Philadelphia, Pennsylvania 19106-3703

ACE PROPERTY AND CASUALTY INSURANCE COMPANY

436 Walnut Street, P.O. Box 1000, Philadelphia, Pennsylvania 19106-3703

INSURANCE COMPANY OF NORTH AMERICA

436 Walnut Street, P.O. Box 1000, Philadelphia, Pennsylvania 19106-3703

PACIFIC EMPLOYERS INSURANCE COMPANY

436 Walnut Street, P.O. Box 1000, Philadelphia, Pennsylvania 19106-3703

ACE FIRE UNDERWRITERS INSURANCE COMPANY

436 Walnut Street, P.O. Box 1000, Philadelphia, Pennsylvania 19106-3703

WESTCHESTER FIRE INSURANCE COMPANY

1325 Avenue of the Americas, 19th Floor, New York, NY 10019

CC-1K11e (02/06) Ptd. in U.S.A.

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

Named Insured			Rider Number
All Fidelity Funds			2
Policy Symbol	Policy Number	Policy Period	Effective Date of Endorsement
DOX	G21661612 005	07/01/2010 to 07/01/2011	07/01/2010
Issued By (Name of Insurance Company)
Westchester Fire Insurance Company

EXCESS ENDORSEMENT

In consideration of the premium paid, Section IV, UNDERLYING INSURANCE, subsection C is amended by adding the following:

If the terms, definitions, conditions, exclusion or limitations of the Followed Policy are changed in any manner during the Policy Period of this policy, or differ in any respect from the binders for such Followed Policy:

1.	It is a condition precedent to coverage under this policy that the Insureds give to the Insurer written notice as soon as practicable of the full particulars thereof. If such written notice is not provided, such changes shall not apply to this Policy. If such written notice is provided,
2.	Such changes shall apply to this policy upon the effective date of the changes to the Followed Policy only if the Insureds pay any reasonable additional premium required by the Insurer.

All other terms and conditions of the Bond remain unchanged.

PF	-14370	(06/03)	© ACE USA, 2003	Page 1 of 1

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

Named Insured			Rider Number
All Fidelity Funds			3
Policy Symbol	Policy Number	Policy Period	Effective Date of Endorsement
DOX	G21661612 005	07/01/2010 to 07/01/2011	07/01/2010
Issued By (Name of Insurance Company)
Westchester Fire Insurance Company

AMEND TO EXCESS BOND FORM

It is agreed that the form is amended as follows:

1.	Wherever the term “policy” appears, it shall be replaced by the term “crime insurance bond.”
2.	The first four lines of the Declarations Page are deleted in their entirety and the following is inserted:
This Bond is issued by the stock insurance company listed above (herein “Insurer”).
3.	Any reference to a Discovery Period Premium, including within Item 6 of the Declarations, is deleted in its entirety.
4.	Item 7 of the Declarations is deleted in its entirety and the following is inserted;
Notice To Insurer
ACE USA, Professional Risk 140 Broadway, 40th Floor New York, NY 10005
5.	Wherever the term “uninsured retention” appears, it shall be replaced by the term “deductible.”
6.	The last sentence of Section II, Limit Of Liability, subsection A, is deleted in its entirety and the following is inserted:
The Insurer shall then be liable to pay only covered Loss in excess of such Underlying Limit up to its Aggregate Limit of Liability as set forth in Item 5 of the Declarations, which shall be the maximum aggregate liability of the Insurer under this bond with respect to all Loss on account of all claims or occurrences otherwise covered during the Bond Period irrespective of the time of payment by the Insurer.
7.	The first sentence of Section III, Definitions, subsection A, is deleted in its entirety.
8.	Section III, Definitions, subsection D, is amended by replacing the phrase “inapplicable to the Underlying Policy” with “applicable to the Followed Policy”.
9.	Section IV, Underlying Insurance, subsection C, is deleted in its entirety and the following is inserted:
If during the Bond Period the terms, conditions, exclusions or limitations of the Followed Bond are changed in any manner, or differ in any respect from the binders for such Followed Bond, the Insureds shall as a condition precedent to their rights to coverage under this bond give to the Insurer written notice of the full particulars thereof as soon as practicable but in no event later than 30 days following the effective date of such change. This bond shall become subject to any such changes upon the effective date of the changes in the Followed Bond, provided that the Insureds shall pay any additional premium reasonably required by the Insurer for such changes.
10.	Section V, General Conditions, subsections A and E, are deleted in their entirety.

All other terms and conditions of this form remain unchanged

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

Named			Rider Number
All Fidelity Funds			4
Policy Symbol	Policy Number	Policy Period	Effective Date of Endorsement
DOX	G21661612 005	07/01/2010 to 07/01/2011	07/01/2010
Issued By (Name of Insurance Company)
Westchester Fire Insurance Company

ABSOLUTE TIE IN OF LIMITS ENDORSEMENT

It is agreed that Section II, LIMITS OF LIABILITY, is amended by adding the following subsection:

  Notwithstanding any of the terms of this Policy which might be construed otherwise, the maximum aggregate liability of the Insurer and any of its affiliates under this Policy and all other policies listed below, or any direct or indirect renewal or replacement thereof (“Other Policies”), combined, shall be $10,000,000. This is a sublimit which further limits and does not increase the Insurer’s Limit of Liability otherwise set forth under this Policy or the Other Policies.
  Other Policies:

Insurance Company	Named Insured	Policy Number
.
ACE American Insurance Company	All Fidelity Funds	DOX 23656280 003

All other terms and conditions of this Policy remain unchanged.

PF-00000 (11/04) C,P,N, Adv	© ACE USA, 2004	Page 1 of 1

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

Named			Rider Number
All Fidelity Funds			5
Policy Symbol	Policy Number	Policy Period	Effective Date of Endorsement
DOX	G21661612 005	07/01/2010 to 07/01/2011	07/01/2010
Issued By (Name of Insurance Company)
Westchester Fire Insurance Company

UNDERLYING INSURER OR INSUREDS LIABLE TO PAY ENDORSEMENT

It is agreed that this Policy is amended as follows:

A.	The first sentence of Section II, LIMIT OF LIABILITY, subsection A, is deleted in its entirety and the following is inserted:
It is expressly agreed that liability for any covered Loss shall attach to the Insurer only after:
1.	the insurer(s) of the Underlying Policies; or
2.	the Insureds: (a) pursuant to an agreement with the insurer(s) of the Underlying Policies; or (b) because of the financial insolvency of the insurer(s) of the Underlying Policies;
shall have paid, in the applicable legal currency, the full amount of the Underlying Limit and the Insureds shall have paid the full amount of the uninsured retention, if any, applicable to the primary Underlying Policy. Nothing in this subsection shall preclude the Insurer of this Policy from considering any of the other terms, conditions, limitations and exclusions of this Policy, the Followed Policy, or any Underlying Policy, in determining whether any Loss is covered under this Policy. Any payments by the Insureds shall be subject to the same terms and conditions for any such payments by the insurer(s) of the Underlying Policies. Any such payments by the Insureds in any Claim shall not be recognized as reducing or exhausting the Underlying Limits for any other Claim.
B.	Section II, LIMIT OF LIABILITY, subsection B, is deleted in its entirety and the following is inserted:
In the event and only in the event of the reduction or exhaustion of the Underlying Limit by reason of the insurer(s) of the Underlying Policy paying, or the Insureds, pursuant to subsection A above, paying, in the applicable legal currency, Loss otherwise covered hereunder, then this Policy shall, subject to the Aggregate Limit of Liability set forth in Item 5 of the Declarations: (i) in the event of reduction, pay excess of the reduced Underlying Limit, and (ii) in the event of exhaustion, continue in force as primary insurance; provided always that in the latter event this Policy shall only pay excess of the retention applicable to the exhausted primary Underlying Policy, which retention shall be applied to any subsequent Loss in the same manner as specified in such primary Underlying Policy. Nothing in this subsection shall preclude the Insurer of this Policy from considering any of the other terms, conditions, limitations and exclusions of this Policy, the Followed Policy, or any Underlying
Policy,	in determining whether any Loss is covered under this Policy. Any payments by the Insureds
shall	be subject to the same terms and conditions for any such payments by the insurer(s) of the
Underlying	Policies. Any such payments by the Insureds in any Claim shall not be recognized as
reducing	or exhausting the Underlying Limits for any other Claim.

PF-00000 (03/06) XS

© 2006

C.	Section IV, UNDERLYING INSURANCE, is amended by adding the following subsection:
Notwithstanding anything in this Policy to the contrary, in the event any insurer of an Underlying Policy reaches an agreement with the Insureds for such insurer to pay covered Loss in an amount less than such insurer’s limit of liability, the Insurer of this Policy shall not be liable for any greater percentage of Loss under this Policy than such insurer of such Underlying Policy is liable for, subject to the Aggregate Limit of Liability set forth in the Declarations and the remaining terms and conditions of this Policy. The Insureds agree to provide to the Insurer of this Policy a copy of such agreement. The Insurer of this Policy shall recognize payment by the Insureds pursuant to an agreement between the Insured and the insurer(s) of the Underlying Policies only if such agreement is limited to issues of coverage under such Underlying Policies, and no other coverage issues, premium amounts, terms or conditions of any other policy.
D.	Section III, DEFINITIONS, is amended by adding the following:
“Financially Insolvent” means the status of an insurer resulting from (1) the appointment by any state or federal official, agency or court of any receiver, conservator, liquidator, trustee, rehabilitator or similar official to take control of, supervise, manage or liquidate the insurer, or (2) the insurer becoming a debtor-in-possession.

All other terms and conditions of this Policy remain unchanged.

PF-00000 (03/06) XS

© 2006

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

Named Insured			Rider Number
All Fidelity Funds			6
Policy Symbol	Policy Number	Policy Period	Effective Date of Endorsement
DOX	G21661612 005	07/01/2010 to 07/01/2011	07/01/2010
Issued By (Name of Insurance Company)
Westchester Fire Insurance Company

TRADE OR ECONOMIC SANCTIONS ENDORSEMENT

This insurance does not apply to the extent that trade or economic sanctions or other laws or regulations prohibit us from providing insurance, including, but not limited to, the payment of claims.

All other terms and conditions of Bond remain unchanged.

_______________________________________
Authorized Agent

ALL-21101 (11/06) Ptd. in U.S.A.

U.S. Treasury Department’s Office

Of Foreign Assets Control (“OFAC”)

Advisory Notice to Policyholders

This Policyholder Notice shall not be construed as part of your policy and no coverage is provided by this Policyholder Notice nor can it be construed to replace any provisions of your policy. You should read your policy and review your Declarations page for complete information on the coverages you are provided.

This Notice provides information concerning possible impact on your insurance coverage due to directives issued by OFAC. Please read this Notice carefully.

The Office of Foreign Assets Control (OFAC) administers and enforces sanctions policy, based on Presidential declarations of "national emergency". OFAC has identified and listed numerous:

l	Foreign agents;
l	Front organizations;
l	Terrorists;
l	Terrorist organizations; and
l	Narcotics traffickers;

as "Specially Designated Nationals and Blocked Persons". This list can be located on the United States Treasury's web site – http//www.treas.gov/ofac.

In accordance with OFAC regulations, if it is determined that you or any other insured, or any person or entity claiming the benefits of this insurance has violated U.S. sanctions law or is a Specially Designated National and Blocked Person, as identified by OFAC, this insurance will be considered a blocked or frozen contract and all provisions of this insurance are immediately subject to OFAC. When an insurance policy is considered to be such a blocked or frozen contract, no payments nor premium refunds may be made without authorization from OFAC. Other limitations on the premiums and payments also apply.

PF	-17914	(2/05)	Reprinted, in part, with permission of	Page 1 of 1
ISO Properties, Inc.

ACE Producer Compensation Practices & Policies

ACE believes that policyholders should have access to information about ACE's practices and policies related to the payment of compensation to brokers and independent agents. You can obtain that information by accessing our website at http://www.aceproducercompensation.com or by calling the following toll-free telephone number: 1-866-512-2862.

ALL-20887 (10/06)